UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

Lancaster Colony Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Polaris Parkway Westerville, Ohio	43082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 224-7141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced separation of Joseph M. Tuza from T. Marzetti Company, a wholly-owned subsidiary of Lancaster Colony Corporation (the “Company”), the Company and Mr. Tuza entered into a Confidential Severance Agreement and General Release (the “Severance Agreement”) effective November 14, 2018. In consideration for Mr. Tuza’s agreement to a general release and certain other standard terms and conditions, the Company will provide Mr. Tuza with the following separation pay and benefits: (i) twelve months of Mr. Tuza’s annual base salary; (ii) a lump sum cash payment of $15,000 grossed up for purposes of covering applicable taxes; and (iii) certain other benefits relating to Mr. Tuza’s ability to elect continued healthcare insurance coverage as required by law. Under the Severance Agreement, Mr. Tuza also agreed to certain confidentiality and non-disparagement covenants.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Confidential Severance Agreement and General Release, effective November 14, 2018, between the Company and Joseph M. Tuza.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

Date: November 20, 2018	By:	/s/ Douglas A. Fell
Douglas A. Fell
Vice President, Assistant Secretary, and Chief Financial Officer